SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 20, 2003

                                 ---------------


                               WEST COAST BANCORP
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-10997
                                (SEC File Number)

                                   93-0810577
                        (IRS Employer Identification No.)

         5335 Meadows Road, Suite 201
         Lake Oswego, Oregon                                 97035
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 684-0884



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) The following exhibit is included with this report:

                  99.1 Notice to directors  and Section 16  Executive  Officers, dated October 20, 2003, regarding temporary suspension of trading related to the Blackout Period under the registrant's employee benefit plan.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

      On October 20, 2003, West Coast Bancorp (the "Company") sent a notice to its directors and its executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Section 16 Executive Officers"), regarding a blackout period (the "Blackout Period") required to coordinate with a blackout under the West Coast Bancorp 401(k) Plan (the "401(k) Plan"), of which the Company received notification on October 16, 2003.

      The Blackout Period is expected to begin on December 1, 2003, and to extend through December 4, 2003. The blackout under the 401(k) Plan is to allow for the substitution of the American Funds Growth Fund of America for the Janus Fund as one of the investment options offered under the 401(k) Plan.

      During the Blackout Period, the directors and Section 16 Executive Officers will be prohibited from trading in equity securities of the Company (subject to certain exceptions allowed by law and regulation).

      A copy of the notice transmitted to the Company's directors and Section 16 Executive Officers is attached as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WEST COAST BANCORP


Dated:  October 20, 2003           By: /s/ Richard R. Rasmussen
                                       --------------------------------------
                                       Richard R. Rasmussen
                                       Executive Vice President, General Counsel
                                         and Secretary